UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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IOMED, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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IOMED, INC.
2441 South 3850 West, Suite A
Salt Lake City, Utah  84120
Telephone (801) 975-1191

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held November 10, 2006

The Annual Meeting of Shareholders of IOMED, Inc. will be held on Friday, November 10, 2006, at 10:00 a.m. (Mountain Standard Time) at the Little America Hotel, located at 500 South Main Street, Salt Lake City, Utah.  At the meeting, shareholders will consider and take action upon the following matters:

1.                 Election of two Class I directors to serve terms of three years or until their successors are duly elected and qualified;

2.                 Ratification of the appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending June 30, 2007; and

3.                 Any other business that may properly come before the meeting and any adjournment thereof.

The Board of Directors has fixed the close of business on September 15, 2006, as the record date for the determination of the shareholders entitled to vote at the meeting or any adjournment thereof.

BY ORDER OF THE BOARD OF DIRECTORS

Mary A. Crowther
Secretary

October 2, 2006

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING.  HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.  IF YOU LATER DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE IT IS EXERCISED.

IOMED, INC.
2441 South 3850 West, Suite A
Salt Lake City, Utah  84120
Telephone (801) 975-1191

PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS
To Be Held November 10, 2006

SOLICITATION AND REVOCABILITY OF PROXY

General

The Board of Directors of IOMED, Inc. (“us” or “we”) is soliciting the enclosed proxy for use at our 2006 Annual Meeting of Shareholders.  We will be holding our annual meeting on Friday, November 10, 2006, at 10:00 a.m. (Mountain Standard Time) at the Little America Hotel, located at 500 South Main Street, Salt Lake City, Utah.

We first mailed these proxy solicitation materials, form of proxy and our Annual Report to shareholders for the fiscal year ended June 30, 2006, including financial statements, to our shareholders entitled to vote at the annual meeting on or about October 10, 2006.

Record Date and Voting Securities

Our only authorized voting security is common stock, no par value per share. Shareholders of record as of September 15, 2006, are entitled to receive notice of, and to vote at, the annual meeting.  As of September 15, 2006, 7,600,356 shares of common stock were outstanding.

Revocability of Proxies

You may revoke any proxy you give pursuant to this solicitation at any time before its use by delivering to the Secretary of our Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.  However, please note that attendance at the annual meeting in and of itself will not constitute a revocation of any proxy you grant.

Voting and Solicitation

Each shareholder is entitled to one vote for each common share held as of September 15, 2006.  Shareholders will not be entitled to cumulate their votes in the election of directors.

We will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners.  Proxies are being solicited primarily by mail, but our directors, officers and regular employees may also solicit proxies personally, by telephone, facsimile or by special letter.

Quorum and Abstentions; Broker Non-Votes

A representative from Computershare Investor Services will serve as the Inspector of Elections for our annual meeting.  The Inspector of Elections will tabulate votes cast by proxy or in person at our meeting.  The Inspector will also determine whether or not a quorum is present.  In general, Utah law provides that a quorum consists of a majority of shares which are entitled to vote at the meeting.  Except in certain specific circumstances, the affirmative vote of a majority of shares present (in person or represented by proxy) at a duly held meeting at which a quorum is present is required under Utah law for approval of proposals presented to shareholders.

The Inspector will treat shares that are voted WITHHELD or ABSTAIN as being present and entitled to vote for purposes of determining the presence of a quorum, but not as votes FOR or AGAINST any matter.  If a returned proxy is not marked as to a particular proposal, the proxy will be voted FOR the proposal, or as the proxy holder deems advisable on certain other matters that may properly come before the meeting.  The proxy will not confer authority on the proxy holder to vote for the election of any director for which no bona fide nominee is named in this proxy statement.

If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter (a broker non-vote), those shares will not be considered as present with respect to that matter for purposes of determining if a quorum is present.  We believe that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Utah concerning voting of shares and determination of a quorum.

Deadline for Receipt of Shareholder Proposals to be Presented at 2007 Annual Meeting

In the event that a stockholder desires to have a proposal considered for presentation at the 2007 Annual Meeting of Stockholders and included in the proxy statement and form of proxy used in connection with such meeting, the proposal must be forwarded in writing to our Secretary so that it is received no later than June 10, 2007. Any such proposal must comply with the requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the Exchange Act).

If a stockholder, rather than including a proposal in our proxy statement as discussed above, seeks to propose business for consideration at such meeting, we must receive notice of such proposal on or before August 25, 2007.  In addition, in the event a stockholder seeks to nominate a candidate for director, under our Bylaws, we must receive written notice of such nomination not less than 60 days nor more than 90 days prior to our 2007 Annual Meeting of Stockholders, which we expect to occur on or about November 9, 2007.  If the required notice is not received by the dates indicated, such proposal or nomination will be considered untimely under Rule 14a-4(c)(1) promulgated under the Exchange Act, and we will have discretionary voting authority under proxies solicited for the 2007 Annual Meeting of Stockholders with respect to such proposal.

Proposals and notices should be directed to the attention of the Corporate Secretary, Iomed, Inc., 2441 South 3850 West, Suite A, Salt Lake City, Utah  84120.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and persons owning ten percent of our common stock to file reports of ownership with the SEC.  Each of these persons is required by SEC regulations to furnish us with copies of all Section 16(a) forms filed.

Based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, we believe that all persons required to file such reports during fiscal year 2006 complied on a timely basis with all applicable filing requirements under Section 16(a) of the Exchange Act.  We believe that each person required to file such requests is now current in all reporting obligations.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to us with respect to the beneficial ownership of our common stock as of August 31, 2006, for (i) each person who we know owns beneficially more than 5% of our common stock, (ii) each member of the Board of Directors, (iii) each Named Executive Officer (as defined below) and (iv) all directors and Named Executive Officers as a group.   With respect to certain of the persons listed below, we have relied upon information set forth in statements filed with the Securities and Exchange Commission pursuant to Sections 13(d) and 13(g) of the Securities Exchange Act of 1934.  Unless otherwise indicated, the principal address of each shareholder, director and Named Executive Officer is our principal corporate office address at 2441 South 3850 West, Suite A, Salt Lake City, Utah  84120.

	Shares	Approximate
	Beneficially	Percent of
Name and Address of Beneficial Owner	Owned (1)	Total (2)
5% Shareholders
Ridgestone Corporation 10877 Wilshire Blvd, Suite 2000 Los Angeles, CA 90024	1,505,301	19.8%
Banque Carnegie Luxembourgh S A (3) Centre Europe 5 Place De La Gare L 1616 Luxembourg N4	654,000	8.6%

Directors
John W. Fara, Ph.D.(4)	111,457	1.4%
Michael T. Sember (5)	109,375	1.4%
Peter J. Wardle (6)	294,945	3.8%
Warren Wood (7)	113,541	1.5%
D. Stephen Antion(8)	0	*

Executive Officers
Robert J. Lollini (9)	290,756	3.7%
Mary A. Crowther (10)	122,415	1.6%
Brian L. Mower (11)	20,000	*
Jessica Barrett (12)	25,000	*
Executive officers and directors as a group (8 persons)(13)	1,087,489	12.8%

*              Less than 1%.

(1)                                  Unless otherwise indicated in these footnotes, or pursuant to applicable state community property laws, each shareholder has sole voting and investment power with respect to the shares beneficially owned.

(2)                                  Percentages are based upon 7,600,356 shares of common stock outstanding on August 31, 2006, together with any applicable convertible preferred stock, warrants and options convertible or exercisable within 60 days of August 31, 2006, for such shareholder.

(3)                                  As filed on Schedule 13-G with the Seceurities Exchange Commission on February 21, 2006.

(4)                                  Includes 111,457 common shares subject to options held by Dr. Fara.

(5)                                  Includes 109,375 common shares subject to options held by Mr. Sember.

(6)                                  Includes 109,375 common shares subject to options held by Mr. Wardle.

(7)                                  Includes 113,541 common shares subject to options held by Mr. Wood.

(8)                                  Excludes shares held by Ridgestone Corporation.  Mr. Antion is President of Ridgestone Corporation, but is not deemed to own any shares held by Ridgestone Corporation because he does not have sole or shared voting or dispositive power (within the meaning of Rule 13d-3 under the Securities Exchange Act) over such shares.

(9)                                  Includes 281,000 common shares subject to options held by Mr. Lollini.

(10)                            Includes 112,000 common shares subject to options held by Ms. Crowther.

(11)                            Includes 20,000 common shares subject to options held by Mr. Mower.

(12)                            Includes 25,000 common shares subject to options held by Ms. Barrett.

(13)                            Includes 881,748 common shares subject to options.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Amended and Restated Articles of Incorporation divides the Board into three classes.  Each year, the directors in one of these three classes are elected to serve a three-year term.  The term for the two class I directors, Messrs. Michael Sember and Robert J. Lollini, expires at this meeting.  The Board has nominated Messrs. Sember and Lollini for reelection as Class I directors for the three-year term expiring in 2009.  We have included biographies for Messrs. Sember and Lollini below.  If either of the nominees for director become unavailable for election, the vacancy may be filled by a vote of a majority of the directors then in office.

Unless otherwise directed by a proxy, the Chairman and Chief Executive Officer intend to vote the shares represented by proxy for the Board’s nominees.

The Board of Directors recommends a vote FOR the election of the nominees as director.

Nomination for Election as Directors (Term Expires 2009)

MICHAEL T. SEMBER, age 56, has served as a director of the Company since May of 1997.  Mr. Sember is currently the Principal of Bush Creek, a biopharmaceutical consulting company.  From late 2004 to August 2006, Mr. Sember was President, Chief Executive Officer, and a director of DOR BioPharma, Inc., a publicly traded biotech company.  Mr. Sember remains a director of DOR BioPharma.  During 2004, Mr. Sember was Managing Director of EGB Advisors LLC, a San Francisco based consulting firm and biotech incubator.  From 2002 through 2003 Mr. Sember was an independent consultant providing strategic business development and executive services to a number of public and private companies, including several which engaged him to assist in their efforts to accomplish a turn around and/or restructuring.  Mr. Sember served as President and Chief Operating Officer of Women’s First Healthcare, Inc. from September to December 2003 and as President and Chief Operating Officer of Deltagen, Inc. from April 2002 to December 2002.  Mr. Sember was Executive Vice President of Business Development for Elan Corporation plc. from 1992 to 2002.  Mr. Sember was with Marion Merrell Dow, Inc. from 1973 to 1991.  Mr. Sember received a Bachelor of Science degree from the University of Pittsburgh and an MBA from Rockhurst College.  Both Women’s First Healthcare and Deltagen filed bankruptcy petitions subsequent to Mr. Sember’s tenure at each company.  Mr. Sember was not a member of the executive management or an employee of either company during the period leading up to their engagement of him to assist in their efforts to accomplish a restructuring of their business.

ROBERT J. LOLLINI, age 52, has served as President and Chief Executive Officer and a director of the Company since November 2002.  Since joining the Company in 1993, Mr. Lollini has served as Chief Operating Officer, Executive Vice President, Finance, Chief Financial Officer and Secretary.  Between 1989 and 1992, Mr. Lollini worked for R.P. Scherer Corporation, an international drug delivery company, as Vice President, Finance, Chief Financial Officer and Secretary, and between 1981 and 1989, as its Corporate Controller and Chief Accounting Officer and in various other management capacities.  Between 1978 and 1981, Mr. Lollini was with the accounting firm of Arthur Andersen & Co.  Mr. Lollini is a Certified Public Accountant and received a Bachelor of Arts degree in Accounting from Michigan State University and an MBA in Finance/Economics from the University of Detroit.

Directors Continuing in Office (Term Expires 2007)

PETER J. WARDLE, age 71, was named Chairman of the Company’s Board of Directors in January 2000 and has served as a director of the Company since 1987.  Mr. Wardle has been a General Partner of Newtek Ventures, a venture capital company, since 1983.  Mr. Wardle also serves as a director of Ophthonix, a vision care company.  Mr. Wardle received a Bachelor of Arts degree in History and Economics from Dartmouth College.

WARREN WOOD, age 75, has served as a director of the Company since 1996.  In 1996 Mr. Wood retired as Chairman of the Board of Directors, President and Chief Executive Officer of Cabot Medical Corporation, a medical device company, positions he held since 1983.  Mr. Wood received a Bachelor of Science degree in Electrical Engineering from the University of Washington.

Directors Continuing in Office (Term Expires 2008)

JOHN W. FARA, Ph.D., age 64, has served as a director of the Company since 1992.  Dr. Fara has served as President, Chief Executive Officer and a Director of DepoMed, Inc., a publicly traded pharmaceutical company, since 1996 and was elected Chairman in March 2000.  Dr. Fara also serves as a director of AVI Biopharma, a publicly traded pharmaceutical company.  From 1990 to 1996, Dr. Fara was President and Chief Executive Officer of Anergen, Inc., a biotechnology company.  Dr. Fara received a Bachelor of Science degree from the University of Wisconsin and a Ph.D. from the University of California, Los Angeles.

D. STEPHEN ANTION, age 45, has served as a director of the Company since May 2006.  Mr. Antion has been President of Ridgestone Corporation, a private equity investment company based in Los Angeles, since April 2000.  Previously, he spent 14 years at O’Melveny & Myers LLP in Los Angeles, where he was a partner in the Corporations Department and co-chair of the firm’s Middle Market Practice Group. Mr. Antion received a J.D. from Boalt Hall at the University of California, Berkeley and a Bachelor of Arts degree from UCLA. Mr. Antion has previously served on the board of directors of numerous companies, including Pacer Technology, a manufacturer of consumer adhesives and sealants.

Operation of the Board of Directors

Pursuant to Utah law, under which we are incorporated, our business, property and affairs are managed under the direction of the Board of Directors.  During fiscal year 2006, there were ten meetings of the Board.  Each current director attended 75% or more of the aggregate of (i) the meetings of the Board held when he was a director and (ii) the meetings held by all Board committees on which he served.

Committees of the Board

The Board of Directors has established two committees, the Audit Committee and the Compensation Committee.  Each of these committees is responsible to the full Board of Directors, and its activities are subject to approval of the Board.

The Audit Committee, which held four meetings during fiscal 2006, reviews the scope and results of the annual audit and quarterly reviews of our consolidated financial statements conducted by our independent registered public accounting firm, the scope of other services provided by our independent registered public accounting firm, proposed changes in our financial and accounting practices, and our policies and procedures with respect to our internal accounting, auditing and financial controls.  The Audit Committee also examines and considers other matters relating to our financial affairs and accounting methods, including the selection and retention of our independent registered public accounting firm.  The Audit Committee is comprised of Dr. Fara and Messrs. Sember and Wood, each of whom are considered independent as defined by Section 121 (A) of the American Stock Exchange listing standards as of the date of our Annual Meeting.

The Compensation Committee, which held one meeting during fiscal 2006, administers our compensation programs, reviews and recommends to the Board compensation arrangements for our senior management and directors, and performs such other duties as may from time to time be determined by the Board.  In addition, the Compensation Committee is responsible for administering our stock option plans.  The Compensation Committee is comprised of Dr. Fara and Messrs. Wardle and Wood.

Process Related to Nomination of Directors and Communication with Directors

We do not currently have a standing Nominating Committee.  Because the Board of Directors has adopted resolutions requiring that all director nominations be approved or recommended for approval by a majority of the Company’s independent directors in accordance with the Rules of the American Stock Exchange, voting in executive session, the Board of Directors has determined not to separately designate a standing nominating committee.  “Independence” for these purposes is determined in accordance with the Rules of the American Stock Exchange.

The Process of Identifying and Evaluating Candidates for Directors

In selecting candidates for nomination at the annual meeting of the Company’s shareholders, the independent directors begin by determining whether incumbent directors desire and are qualified to continue their service.  The Company believes that the continuing service of qualified incumbents promotes stability and continuity, giving the Company the benefit of the familiarity and insight into the Company’s affairs that its directors have accumulated during their tenure, while contributing to the Board’s ability to work as a collective body. Accordingly, it is the policy of the independent directors, absent special circumstances, to nominate qualified incumbent directors who continue to satisfy the criteria for membership on the Board and whom independent directors believe will continue to make important contributions to the Board.  If there are Board positions for which the independent directors will not be re-nominating an incumbent, the independent directors will solicit recommendations for nominees from persons likely to be familiar with qualified candidates, including members of the Board and senior management.  The independent directors may also engage a search firm to assist in identifying qualified candidates.  The independent directors will review and evaluate each candidate whom they believe merits serious consideration, taking into account all available information concerning the candidate, the qualifications for Board membership, the existing composition and mix of talent and expertise on the Board and other factors that they deem relevant.  In conducting their review and evaluation, the independent directors may solicit the views of management and other members of the Board and may, if deemed helpful, conduct interviews of proposed candidates.  The independent directors will evaluate candidates recommended by shareholders in the same manner as candidates recommended by other persons, except that they may consider, as one of the factors in their evaluation of shareholder recommended candidates, the size and duration of the interest of the recommending shareholder in the equity of the Company.

Qualifications of Directors

The independent directors generally require that all candidates be persons of integrity and sound ethical character, be able to represent all shareholders fairly, have no interests that materially conflict with those of the Company and its shareholders, have demonstrated professional achievement, have meaningful management, advisory or policy making experience, have a general appreciation of the major business issues facing the Company, and have adequate time to devote to service on the Board.  The Company also requires that a majority of directors be independent; at least three of the directors have the financial literacy necessary for service on the audit committee and at least one of these directors has a background and experience that results in his having “financial sophistication” as defined by the American Stock Exchange listing standards and have a general familiarity with the major industries in which the Company operates.  For a detailed description of the qualifications see the Company’s website at www.iomed.com.

Shareholder Recommendation of Candidates for Election as Directors

The independent directors will consider recommendations for director nominations submitted by shareholders.  Submissions must be made in accordance with the procedures outlined below and set forth on the Company’s website at www.iomed.com.  For each annual meeting of the Company’s shareholders, the independent directors will accept for consideration only one recommendation from any shareholder or affiliated group of shareholders.  The independent directors will only consider candidates who satisfy the Company’s minimum qualifications for director, including that directors represent the interests of all shareholders.  In considering a shareholder recommendation, the independent directors will take into account, among other factors, the size and duration of the recommending shareholder’s ownership interest in the Company and whether the shareholder intends to continue holding that interest through the annual meeting date.  Shareholders should be aware, as discussed above, that it is the general policy of the Company to re-nominate qualified incumbent directors and that, absent special circumstances, the independent directors will not consider other candidates when a qualified incumbent consents to stand for re-election.

Procedures for Shareholders Submission of Nominating Recommendations

A shareholder wishing to recommend a candidate for nomination for election as director must submit the recommendation in writing, addressed to the Company’s corporate secretary at 2441 South 3850 West, Suite A, Salt Lake City, Utah  84120.  Submissions recommending candidates must be received no later than 120 calendar days prior to the first anniversary of the date of the proxy statement for the prior annual meeting of shareholders.  If the date of the next annual meeting of shareholders is more than 30 days following the first anniversary date of the annual meeting of shareholders for the prior year, the submission must be made a reasonable time in advance of the mailing of the Company’s next annual proxy statement.  Each nominating recommendation must be accompanied by the information called for by the Company’s “Procedures for Shareholders Submitting Nominating Recommendations,” which is posted the Company’s website at www.iomed.com.  This includes specified information concerning the shareholder or group of shareholders making the recommendation, the proposed nominee, any relationships between the recommending shareholder and the proposed nominee and the qualifications of the proposed nominee to serve as director. The recommendation must also be accompanied by the consent of the proposed nominee to serve if nominated and the agreement of the nominee to be contacted by the independent directors, if they decide in their discretion to do so.

Shareholder Communication with Directors

Shareholders of the Company may communicate with the Board of Directors, any committee of the Board or any individual director and any interested party may communicate with the non-management directors of the Board by following the procedures set out on the Company’s website at www.iomed.com.

Director Attendance at Annual Meetings

For information regarding the Company’s policy on director attendance at annual meetings of shareholders and the number of directors attending last year’s annual meeting, see the Company’s website at www.iomed.com.

Non-Executive Director Compensation

Since July 2003, we have paid each of our non-employee directors $3,000 per quarter, prorated based on attendance percentages at board meetings held during the quarter, as a retainer for their continued services and have reimbursed them for their reasonable out-of-pocket expenses incurred in connection with attendance at meetings.  In addition, directors serving on the audit and compensation committees of the board receive $1,000 per committee meeting attended.  All non-employee directors are also eligible to participate in our stock option plans.  Since 1993, non-qualified options to purchase common stock have been granted to the directors as follows: Dr. Fara (112,082 shares), Mr. Sember (110,000 shares), Mr. Wardle (110,000 shares), and Mr. Wood (114,166 shares).  The option grants vest over a period of zero to twelve months from date of grant and are exercisable at an exercise price equal to the fair market value of the common stock on the date of grant (as adjusted for stock splits and similar transactions).  The number of shares subject to any such grants, and the exercise price(s) of the shares underlying those grants, are determined by the Compensation Committee and approved by the Board of Directors.

PROPOSAL 2
APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee of the Board has appointed Ernst & Young LLP, Independent Registered Public Accounting Firm, to audit our financial statements for fiscal year ending June 30, 2007, subject to ratification by our shareholders.  In taking this action, the Audit Committee considered carefully Ernst & Young’s performance for the Company in that capacity since its retention, its independence with respect to the services to be performed and its general reputation for adherence to professional auditing standards.  Representatives of the firm of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.  Because the members of the Audit Committee value shareholders’ views on the Company’s Independent Registered Public Accounting Firm, there will be presented at the Annual Meeting a proposal for the ratification of the appointment of Ernst & Young LLP.  The Audit Committee believes ratification is advisable and in the best interests of the stockholders.  If the appointment of Ernst & Young LLP is not ratified, the matter of the appointment of an independent registered public accounting firm will be considered by the Audit Committee.

The Board of Directors recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as our auditors for the fiscal year ending June 30, 2007.

The Company’s Audit Committee is composed of three independent (as defined by the rules of the American Stock Exchange) directors for which information regarding the functions performed by the Committee, its membership, and the number of meetings held during the fiscal year, is set forth in the “Report of the Audit Committee,” included in this annual proxy statement.  The Audit Committee is governed by a written charter approved by the Board of Directors and reviewed and reassessed at least annually, which may be reviewed on the Company’s website at www.iomed.com.

Audit Committee Report

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors.  In this capacity, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company, in addition to legal and regulatory compliance.  Management has the primary responsibility for establishing and maintaining adequate internal financial controls, for preparing the financial statements, and for the public reporting process.  In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

Our Independent Registered Public Accounting Firm, Ernst & Young, is responsible for expressing an opinion on the conformity of our audited financial statements with accounting principles generally accepted in the United States.  Ernst & Young met with the committee and expressed their judgement as to the quality, not just the acceptability, of our accounting principles and discussed other matters as required under standards established by the Public Company Accounting Oversight Board (PCAOB).  In addition, Ernst & Young discussed the auditors’ independence from us and our management, including those matters set forth in written disclosures required by applicable auditing standards, including those described in Statement of Auditing Standards No. 61, as amended, considered the compatibility of non-audit services with the auditors’ independence, and the committee has received the written disclosure and letter from Ernst & Young required by Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”) delineating all relationships they have with us and has discussed with them their independence.

The committee discussed with our independent registered public accountants the overall scope and plan of their audit.  The committee meets with the independent registered public accountants, with and without our management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting.  The committee held four meetings during fiscal year 2006.

In reliance on the reviews and discussions referred to above, the committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended June 30, 2006, for filing with the Securities and Exchange Commission.  The committee and the Board have also selected, subject to shareholder ratification, our independent registered public accounting firm.

Respectfully submitted,

Michael T. Sember	John W. Fara, Ph.D.	Warren Wood

Fees paid to Independent Registered Public Accountants

Audit Fees.  The aggregate fees billed for professional services rendered by Ernst & Young LLP to the Company in connection with the audit and for the quarterly reviews during fiscal 2006 and 2005 of the Company’s financial statements included in the quarterly reports on Form 10-Q were $91,000 and $72,000, respectively.

Tax Fees.  The aggregate fees billed for tax compliance and consulting services rendered by Ernst & Young LLP to the Company were $12,000 and $11,000 in fiscal 2006 and 2005, respectively.

All Other Fees.  There were no management consulting or other services, including audit-related fees, provided by Ernst & Young LLP to the Company in fiscal 2006 and 2005.

In appointing Ernst & Young LLP to serve as the independent registered public accounting firm for the fiscal year ending June 30, 2007, the Audit Committee considered whether the provision of non-audit services is compatible with maintaining the independent auditors’ independence.

Audit Committee Pre-Approval Policy of Audit and Non-Audit Services of Independent Accountants

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm.  These services may include audit services, audit-related services, tax services and other services.  Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget.  The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided in accordance with this pre-approval, and the fees for the services performed to date.  The Audit Committee may also pre-approve particular services on a case-by-case basis.

Audit Committee Financial Expert

Pursuant to our listing agreement with the American Stock Exchange, each member of the Audit Committee is financially literate and at least one member of the committee has a background and experience that results in his having “financial sophistication” as defined by the American Stock Exchange listing standards.

Neither SEC regulations nor the American Stock Exchange listing standards require us to have an audit committee financial expert; however, SEC regulations require us to disclose whether we have an audit committee financial expert.  We are currently in compliance with the listing requirements of the American Stock Exchange relating to audit committee qualification, and the Board has determined that, despite the absence of an audit committee financial expert, the Committee possesses sufficient financial expertise to effectively discharge its obligations. Each of the members of the Audit Committee has made significant contributions and provided valuable service to our company and its shareholders as members of the Committee.  Additionally, at least one or more members of the audit committee has the background and experience that results in his having “financial sophistication” as defined by the American Stock Exchange listing standards.  However, the Board has also determined that none of the members of the Audit Committee have the attributes to meet the definition of an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K.  Therefore, the Company does not have an “audit committee financial expert” serving on its audit committee.  The Board of Directors has determined that by satisfying the requirements of the listing standards of the American Stock Exchange with a member of the audit committee that has the requisite “financial sophistication” qualifications, the Company’s audit committee has the financial expertise necessary to fulfill its duties and obligations.

MANAGEMENT

Executive Officers and Certain Significant Employees

ROBERT J. LOLLINI, age 52, has served as President and Chief Executive Officer and a director of the Company since November 2002.  Since joining the Company in 1993, Mr. Lollini has served as Chief Operating Officer, Executive Vice President, Finance, Chief Financial Officer and Secretary.  Between 1989 and 1992, Mr. Lollini worked for R.P. Scherer Corporation, an international drug delivery company, as Vice President, Finance, Chief Financial Officer and Secretary, and between 1981 and 1989, as its Corporate Controller and Chief Accounting Officer and in various other management capacities.  Between 1978 and 1981, Mr. Lollini was with the accounting firm of Arthur Andersen & Co.  Mr. Lollini is a Certified Public Accountant and received a Bachelor of Arts degree in Accounting from Michigan State University and an MBA in Finance/Economics from the University of Detroit.

MARY A. CROWTHER, age 55, joined the Company in 1979 and currently serves as Vice President, Administrative Services and Secretary.  Ms. Crowther has held various other positions within the Company, including Director of Finance and Administration, Assistant Secretary, and Office Manager.  Ms. Crowther received a Bachelor of Science degree in Business Management from Westminster College.

BRIAN L. MOWER, age 34, serves as Chief Financial Officer and directs all finance and accounting functions.  He joined the Company’s accounting and finance department in December 1999 and has also served as the Company’s Chief Accounting Officer.  Prior to joining the Company, Mr. Mower held various audit and accounting positions with the international accounting firm of KPMG, LLP.  While at KPMG, he serviced a broad base of both large and small and public and private clients.  Mr. Mower has been a Certified Public Accountant since 1998. He is a member of the American Institute of Certified Public Accountants and the Utah Association of Certified Public Accountants. Mr. Mower received both a Bachelor of Science degree in Accounting and a Master of Accountancy degree from Brigham Young University.

JESSICA BARRETT, age 42, joined the Company in September 2002 and presently serves as the Director of Sales and Marketing.  Ms. Barrett has 20 years of experience in the health care industry, having served in senior management positions in sales and marketing at Gesco International, HDC Corporation and, most recently, at Sorenson Medical, Inc.  Ms. Barrett holds a bachelor’s of science degree from the University of Oregon.

Code of Business Conduct and Ethics

The Company has adopted a code of business conduct and ethics applicable to the Company’s Directors, officers (including the Company’s Chief Executive Officer, Chief Financial Officer, and Controller) and employees, known as the Code of Business Conduct and Ethics.  The Code of Business Conduct and Ethics is available on the Company’s website at www.iomed.com.  In the event that we amend or waive any of the provisions of the Code of Business Conduct and Ethics applicable to our Chief Executive Officer, Chief Financial Officer, or Controller, we intend to satisfy our disclosure obligation under Item 5.05 of Form 8-K by posting such information on the Company’s website at www.iomed.com.

Summary Compensation Table

The following table summarizes the annual and long-term compensation of our Chief Executive Officer and the other current executive officers listed below (collectively, the “Named Executive Officers”):

		Annual Compensation			Long Term Compensation Awards
				Other	Restricted	Awards
				Annual	Stock	Underlying
Name and Principal Position	Year	Salary	Bonus	Compensation (1)	Awards	Options
Robert J. Lollini	2006	$281,000	—	$9,000	—	—
President, Chief Executive Officer,	2005	250,000	$3,000	9,000	—	—
and director	2004	250,000	26,000	8,000	—	—

Mary A. Crowther	2006	$137,000	—	$5,000	—	—
Vice President, Administrative	2005	133,000	$2,000	5,000	—	—
Services and secretary	2004	133,000	16,000	5,000	—	—

Brian L. Mower	2006	$113,000	—	$8,000	—	—
Chief Financial Officer (2)	2005	106,000	$15,000	8,000	—	—
	2004	90,000	7,000	8,000	—	—

Jessica Barrett	2006	$144,000	$10,000	$5,000	—	—
Director of Sales and Marketing	2005	138,000	2,000	5,000	—	—
	2004	120,000	12,000	5,000	—	—

(1)   Represents medical and dental insurance and premiums on group term life insurance.

(2)          Mr. Mower has been Chief Accounting Officer since January 2003 and Chief Financial Officer since June 2006.

Stock Option Grants

No stock options were granted to the Executive Officers referred to in the table above during the preceding twelve months.

Fiscal Year-End Option Values

The following table provides information regarding the number and value of options held by the Named Executive Officers referred to in the table above on June 30, 2006.  None of the Named Executive Officers exercised any options during fiscal 2006.

	Number of Securities Underlying Outstanding Options at Fiscal Year-End (#)		Value of Outstanding In-The-Money Options at Fiscal Year-End ($) (1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Robert J. Lollini	281,000	—	$85,000	—
Mary A. Crowther	112,000	—	66,000	—
Brian L. Mower	20,000	—	2,000	—
Jessica Barrett	24,000	1,000	34,000	2,000

(1)          Value is based on the closing sale price of the common stock as of the last business day of the fiscal year, June 30, 2006, ($2.10), minus the exercise price.

Compensation Committee Report on Executive Compensation

Compensation Program

The objectives of our executive compensation program are to align compensation with business objectives and individual performance, and to enable us to attract, retain and reward highly qualified executive officers who contribute to our long-term success.  To ensure that compensation is competitive, we compare our compensation practices with those of comparable U.S. biotechnology companies, which include medical device, pharmaceutical, drug delivery and other relevant companies in a similar stage of development.  The annual compensation for our executive officers currently consists of three elements:  salary, incentive bonus and profit sharing, and equity participation.  Executive officers are also entitled to participate in the same medical and other benefit plans available to our employees.

Annual salaries and incentive bonuses for executive officers are determined based upon corporate and individual performance.  While industry-wide practices are deemed to be important indicators of appropriate compensation levels, the Compensation Committee believes the most important considerations in setting an executive’s base salary and incentive bonus are individual and corporate performance.

Corporate performance is evaluated by reviewing the extent to which we meet strategic and business planning goals and objectives.  Individual performance is evaluated by reviewing attainment of specific individual objectives and the degree to which teamwork and our values are fostered.  Incentive bonus and profit sharing are discretionary and based upon the achievement of functional, departmental and corporate goals as well as individual performance. Participation in these incentive programs is extended to substantially all of our employees, not just executive officers.  The Compensation Committee evaluates the achievement of the annual goals and objectives established for the executive officers and their contribution to us on an annual basis.

Equity participation has traditionally been in the form of stock option awards.  Such awards are designed to promote the integration of the long-term interests of our employees, including our executive officers, and our shareholders, and to assist in the retention of executives.  The size of option grants is generally intended by the Compensation Committee to reflect the employee’s position with us and the actual or potential contributions to us in relation to overall compensation.  The Compensation Committee believes that stock options have been and remain an excellent vehicle for compensating our employees.  Because the exercise price of a stock option is generally the fair market value of the stock on the date of grant, employees recognize a gain only if the value of the stock increases.  Thus, employees with stock options are rewarded for their efforts to improve the long-term value of our common shares.  All stock option awards are approved by the Compensation Committee.  Stock options are used to reward substantially all of our employees, and not just our executive officers.

In determining the total compensation of Mr. Lollini for fiscal 2006, the Compensation Committee considered numerous factors, including Mr. Lollini’s experience, his role in managing our strategic direction, his oversight in achieving commercial operating objectives, and his management responsibilities as President and Chief Executive Officer.

Compliance with Internal Revenue Code Section 162(m)

The Compensation Committee has not yet adopted a policy on amendments to Section 162 of the Internal Revenue Code of 1986, as amended, which disallow deductions for compensation in excess of $1 million for certain executives of public companies.  We believe that the compensation expected to be paid during fiscal year 2007 is below the compensation limitation.

Compensation Committee Interlocks and Insider Participation

No member of this committee was at any time during fiscal year 2006 or at any other time an officer or employee of the Company, and no member has any relationship with the Company requiring disclosure under Item 404 of Regulation S-K.  No executive officer of the Company has served on the Board of Directors or Compensation Committee of any other entity that has or has had one or more executive officers who served as a member of the Board of Directors of the Company or this committee during fiscal year 2006.

Respectfully Submitted,

John W. Fara, Ph.D.	Peter J. Wardle	Warren Wood

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In March 1997, we entered into agreements with Elan, an international developer and manufacturer of advanced drug delivery technologies, and certain of its affiliates.  The agreements provide us with exclusive, worldwide licenses to certain of Elan’s iontophoretic drug delivery technology, including numerous issued and pending United States and foreign patents, as well as a significant body of know-how and clinical study results.  Under the terms of the license, we are obligated to pay Elan a royalty on net revenues, as defined in the agreement.  We acquired the Elan technology by issuing two promissory notes, a $10.0 million note and a $5.0 million note (the “Elan Notes”).  Concurrently with the closing of our initial public offering in April 1998, we repaid the Elan Notes and Elan purchased, in a private placement transaction, 1,206,391 shares of common stock and 893,801 shares of Series D Preferred Stock.  During fiscal 2005, Elan sold all remaining holdings of our common shares and shares of Series D Preferred Stock.  Mr. Sember is a former executive officer of Elan and serves as a member of IOMED’s Board of Directors.

SHAREHOLDER PERFORMANCE GRAPH

The following graph shows a comparison of the cumulative total shareholder return on our common stock with the cumulative total return on the Nasdaq Stock Market (US Companies) and the Nasdaq Total Return Index for Pharmaceutical Stocks over the period beginning June 30, 2001 through the fiscal year ended June 30, 2006.  The comparison assumes that on June 30, 2001, $100 was invested in our common stock and in each of the foregoing indices and, where applicable, assumes reinvestment of dividends.  The stock price performance shown on the graph below is not necessarily indicative of future stock price performance.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG IOMED, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE NASDAQ PHARMACEUTICAL INDEX

120
100
80
60
40
20
0
DOLLARS
6/01
9/01
12/01
3/02
6/02
9/02
12/02
3/03
6/03
9/03
12/03
3/04
6/04
9/04
12/04
3/05
6/05
9/05
12/05
3/06
6/06
IOMED, INC.
NASDAQ STOCK MARKET (U.S.)
NASDAQ PHARMACEUTICAL

The information contained in the Stock Performance Graph should not be deemed to be “soliciting material”, nor should such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent we specifically incorporate it by reference into such filing.

ADDITIONAL INFORMATION

A copy of our Annual Report on Form 10-K, including financial statements, for the fiscal year ended June 30, 2006, is being furnished to you with this proxy statement.  A portion of the information set forth in the Form 10-K was incorporated by reference from this Proxy Statement.  We will mail an additional copy, without charge, to you upon written request.  Requests should be sent to Investor Relations, IOMED, Inc., 2441 South 3850 West, Suite A, Salt Lake City, UT  84120.

OTHER MATTERS

We do not know of any other matters to be submitted at the meeting.  If any other matters properly come before the meeting it is the intention of the person named in the accompanying form of proxy, to the extent authorized, to vote the shares they represent as the Board of Directors may recommend.

BY ORDER OF THE BOARD OF DIRECTORS

Robert J. Lollini
President and Chief Executive Officer

Dated:  October 2, 2006

IOMED, INC.
ANNUAL MEETING OF SHAREHOLDERS
NOVEMBER 10, 2006
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF IOMED, INC.

The undersigned shareholder of IOMED, Inc. (the “Company”) hereby appoints Robert J. Lollini, the true and lawful attorney, agent and proxyholder of the undersigned, and hereby authorizes him to represent and vote, as specified herein, all of the common shares of the Company held of record by the undersigned on September 15, 2006, at the Annual Meeting of Shareholders of the Company to be held at the Little America Hotel, 500 South Main Street, Salt Lake City, Utah, on Friday, November 10, 2006, at 10:00 a.m., Mountain Standard Time, and any adjournment thereof.

PROPOSAL 1.         Election of the following nominees as Directors of the Company, to serve a term of three years or until their successors are duly elected and qualified:

Michael T. Sember	Robert J. Lollini

☐ FOR	☐ WITHHOLD AUTHORITY

(Instruction: To withhold authority to vote FOR any individual nominee, strike a line through the nominee’s name in the list above.)

PROPOSAL 2.         Ratification of the appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accountants for the fiscal year ending June 30, 2007.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Continued and to be dated and signed on the reverse side

GENERAL.  To act upon any other business that may properly come before the meeting and any adjournment thereof.

☐ FOR	☐ AGAINST	☐ ABSTAIN

PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY, USING THE ENCLOSED ENVELOPE.  NO POSTAGE REQUIRED.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS.

Signature

Signature

(Please sign exactly and as fully as your name appears on your stock certificate. If shares are held jointly, each shareholder must sign.)

Dated:	, 2006

RECEIPT OF THE PROXY STATEMENT, DATED OCTOBER 2, 2006, IS HEREBY ACKNOWLEDGED.